Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-239520 on Form S-8 of our reports dated April 26, 2022, relating to the consolidated financial statements of Albertsons Companies, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the 52 weeks ended February 26, 2022.
/s/ Deloitte & Touche LLP
Boise, Idaho
April 26, 2022